UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2012

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

Escalon Medical Corp.’s subsidiary, Drew Scientific, Inc. ("Drew"), announced on January 20, 2012 that its BH Holdings, S.A.S. ("BHH") subsidiary in Rennes, France, has reached the stage where it is unable to pay its outstanding liabilities due with its available cash, known as a cessation of payments (cessation de paiements). BHH has initiated the filing of an insolvency declaration (declaration de cessation des paiements) with the Tribunal de Commerce de Rennes ("Commercial Court"). Under these circumstances, the President of BHH was required to file a petition with the local Commercial Court within 45 days of the cessation de paiements. We understand the Commercial Court on January 18, 2012 opened the liquidation with continuation of activity for three months and named an administrator to manage BHH. This action will result in an impairment of certain assets of the Company related to BHH. The Company is unable in good faith to make a determination of the impairment charges resulting from the insolvency declaration, and therefore, the Company will file an amended report on Form 8-K under Item 2.06 within four business days after it makes a determination of such an estimate or range of estimates for the impairment charges.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press Release dated January 20. 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

January 20, 2012	By:	Richard J. DePiano

Name: Richard J. DePiano
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.01	Press Release dated January 20, 2012